EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cosi, Inc.
Deerfield, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116005) and Form S-8 (No. 333-104319) of Cosi, Inc. of our reports dated March 11, 2005, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Cosi, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 11, 2005

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